UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2016

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2016, the Company issued a press release announcing the appointment of Robert E. Seidel as Chief Financial Officer.
Mr. Seidel, age 41, previously held the position of Vice President, Finance and Investor Relations and interim principal financial officer of the Company and previously held the positions of Vice President, Americas Finance and Accounting from November 2015 to March 2016, Vice President, Corporate FP&A and Americas Finance from March 2015 to November 2015, and Director, Corporate Financial Planning and Analysis from May 2014 to March 2015. Prior to joining the Company, Mr. Seidel was employed at Trinseo S.A., a global materials company, serving as Global Finance Manager for its latex chemicals segment from 2011 to 2014. Previously, Mr. Seidel served as Plant Controller at Anheuser-Busch InBev from 2006 to 2010. Mr. Seidel began his finance and accounting career as a treasury intern at Exxon Mobil Corporation in 2002, then served in various financial planning and analysis roles of increasing responsibility at Air Products and Chemicals, Inc. from 2003 to 2006. He holds a B.S. degree in Mechanical Engineering from Stanford University and an MBA from Cornell’s Johnson School.
On December 21, 2016, the Company, entered into an employment agreement (the “Agreement”) with Mr. Seidel. Under the Agreement, Mr. Seidel will receive a base salary at the rate of $265,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of at least 40% and 75%, respectively, reflected as a percentage of his base salary beginning with the 2017 performance period. Pursuant to the Agreement, in the event Mr. Seidel’s employment is terminated by the Company other than for “cause” or disability or by Mr. Seidel for “good reason” (as such terms are defined in the Agreement), Mr. Seidel will be entitled to receive severance equal to his annual base salary, payable in approximately equal installments over a 12-month period (provided that he has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and any outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. In addition, by virtue of his appointment as an executive officer, Mr. Seidel will be covered by the Company’s Amended and Restated Change in Control Severance Policy, which policy is described in the Company’s 2015 proxy statement filed with the Securities and Exchange Commission on April 10, 2015.
The above description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, which is filed with this report as Exhibit 10.1, and is incorporated herein by reference.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between FARO Technologies, Inc. and Robert Seidel, dated as of December 21, 2016
99.1	Press release dated December 16, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

December 21, 2016	/s/ Jody S. Gale
	By:	Jody Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between FARO Technologies, Inc. and Robert Seidel, dated as of December 21, 2016
99.1	Press release dated December 16, 2016